CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated February 3, 1998, which appears in the Annual Report on Form 10-KSB of Datakey, Inc. and Subsidiary for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.

                                                     /s/ McGladrey & Pullen, LLP
                                                         McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
June 10, 1998